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                                                                   EXHIBIT 4.24

                                                                 EXECUTION COPY




                     PURCHASE MONEY GUARANTY


     This PURCHASE MONEY GUARANTY (this "Purchase Money Guaranty") is made as of the 27th day of August, 1997 by Walbro Corporation, a Delaware corporation (the "Company" and each of the other undersigned guarantors (any and all such guarantors collectively, including the Company, the "Guarantors" and individually each a "Guarantor"), to Comerica Bank, as Agent ("Agent") for and on behalf of the Banks (as defined below).

                             RECITALS

     A. Pursuant to that certain Walbro Corporation Purchase Money Loan Agreement (as amended or otherwise modified from time to time, the "Purchase Money Loan Agreement") by and among the Company, Agent and the banks which are named in and are signatories to the Purchase Money Loan Agreement ("Banks"), the Banks have agreed to extend credit to Company and the Designated Borrowers which from time to time become parties to the Purchase Money Loan Agreement on the terms set forth in the Purchase Money Loan Agreement.

     B. As a condition to entering into and performing their respective obligations under the Purchase Money Loan Agreement, the Banks and the Agent have required that the Guarantors provide to Agent, for and on behalf of the Banks, among other guaranties, this Purchase Money Guaranty.

     C. Each of the Guarantors desires to see the success of the Company and the Designated Borrowers and, furthermore, shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Purchase Money Loan Agreement to the Company and the Designated Borrowers.

     D. The Agent is acting as Agent for the Banks pursuant to Section 9 of the Purchase Money Loan Agreement.

     NOW, THEREFORE, as a continuing inducement to the Agent and the Banks to enter into and perform their respective obligations under the Purchase Money Loan Agreement, each of the Guarantors has executed and delivered this Purchase Money Guaranty.

     1. Definitions. Unless otherwise provided herein, all capitalized terms used in this Purchase Money Guaranty shall have the meanings specified in the Purchase Money Loan Agreement. The term "Banks" as used herein shall include any successors or permitted assigns of the Banks, in accordance with the Purchase Money Loan Agreement.




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     2. Guaranty. Each of the Guarantors hereby guarantees to the Banks the punctual payment to the Banks when due, whether by acceleration or otherwise, of all Purchase Money Indebtedness for which it is not otherwise obligated as a primary obligor (under the Purchase Money Notes executed by it), including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with:

          (a) any and all Purchase Money Notes made or to be made to the order of the Banks (or any of them) by the Company, from time to time pursuant to the terms and conditions of the Purchase Money Loan Agreement;

          (b) any and all Purchase Money Notes made or to be made to the order of the Banks (or any of them) by any of the Designated Borrowers, from time to time pursuant to the terms and conditions of the Purchase Money Loan Agreement; and

          (c) all extensions, renewals and amendments of or to the Purchase Money Notes or any replacements or substitutions therefor;

whether on account of principal, interest, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Bank) or otherwise, and hereby agrees that if Company or any Designated Borrower, as applicable, shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Purchase Money Notes, the Purchase Money Loan Agreement, or any of the other Purchase Money Loan Documents (subject, in each case, to any applicable periods of grace or cure), each such Guarantor will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount or cause Company or the applicable Designated Borrower, as the case may be, to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Banks and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of Company or such Designated Borrower, and in enforcing the covenants and agreements of this Purchase Money Guaranty.

     3. Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Purchase Money Guaranty, to the full extent of its guaranty of Purchase Money Indebtedness hereunder, shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Purchase Money Notes, the Purchase Money Loan Agreement, or any of the other Purchase Money Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any


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Person or action to enforce the same, any failure or delay in the enforcement of the obligations of Company or any Designated Borrower under the Purchase Money Notes, the Purchase Money Loan Agreement, or any of the other Purchase Money
Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination, whether with or without notice to such Guarantor. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Purchase Money Notes executed by Company or any of the Designated Borrowers, or the Purchase Money Loan Agreement, or any of the other Purchase Money Loan Documents, any right to require a proceeding first against Company or such Designated Borrower, as the case may be, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of Company or any of the Designated Borrowers, any protest, presentment, notice or demand whatsoever, and such Guarantor hereby covenants that this Purchase Money
Guaranty shall not be terminated, discharged or released except, subject to
Section 5.5 hereof, upon final payment in full (subject to no revocation or rescission) of all amounts due and to become due from Company or any Designated Borrower, as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each of the Guarantors further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Purchase Money Indebtedness evidenced by the Purchase Money Notes made by Company or any Designated Borrower, under the Purchase Money Loan Agreement, or for the payment of any other Purchase Money Indebtedness of Company or any Designated Borrower, to the Agent or the Banks under the Purchase Money Loan Agreement, or the other Purchase Money Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Purchase Money Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to Company or such Designated Borrower, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Purchase Money Guaranty.

     Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same on behalf of the Banks, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting Company or any of the Designated Borrowers, or others, or (ii) any change in the ownership of the capital stock of Company, any Designated Borrower, or any other party providing collateral for any indebtedness covered by this Purchase Money Guaranty, or any of their respective Affiliates.

     Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

          (a) any defense based upon the doctrine of marshaling of assets or upon an election of remedies by Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;


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          (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (c) any duty on the part of Agent or any of the Banks to disclose to such Guarantor any facts Agent or the Banks may now or hereafter know about the Company or any Designated Borrower, regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, since such Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Company and each of the Designated Borrowers and of all circumstances bearing on the risk of non-payment of any Purchase Money Indebtedness hereby guaranteed;

          (d) any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such Guarantor may have or obtain against the Company or any Designated Borrower, by reason of the existence of this Purchase Money Guaranty, or by reason of the payment by such Guarantor of any Purchase Money Indebtedness or the performance of this Purchase Money Guaranty or of any other Purchase Money Loan Documents, until the Purchase Money Indebtedness has been repaid and discharged in full and no commitment to extend any credit under the Purchase Money Loan Agreement or any of the Purchase Money Loan Documents (whether optional or obligatory), remains outstanding, and any amounts paid to such Guarantor on account of any such claim at any time when the obligations of such Guarantor under this Purchase Money Guaranty shall not have been fully and finally paid shall be held by such Guarantor in trust for Agent and the Banks, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Agent in the exact form received by such Guarantor (duly endorsed to Agent by such Guarantor, if required), to be applied to such Guarantor's obligations under this Purchase Money Guaranty, whether matured or unmatured, in such order and manner as Agent may determine; and

          (e) any other event or action (excluding compliance by such Guarantor with the provisions hereof) that would result in the discharge by operation of law or otherwise of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Purchase Money Guaranty.

     The Agent and each of the Banks may deal with Company and the Designated Borrowers, and any security held by them for the obligations of Company or any of the Designated Borrowers (as aforesaid), in the same manner and as freely as if this Purchase Money Guaranty did not exist and the Agent shall be entitled, on behalf of Banks, without notice to the Guarantors, among other things, to grant to the Company or any Designated Borrower, such extension or extensions of time to perform any act or acts as may seem advisable to such Agent (on behalf of the Banks) at any time and from time to time, and to permit the Company or any Designated Borrower to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the


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validity or enforceability of this Purchase Money Guaranty or the obligations of the Guarantors hereunder.

     The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Purchase Money Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of its rights hereunder unless the same shall be in writing and signed by all of the Banks or on behalf of the Banks by the Agent, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or any of the Banks or the obligations of the Guarantors under this Purchase Money Guaranty in any other respect at any other time.

     At the option of the Agent, any of the Guarantors may be joined in any action or proceeding commenced by the Agent against Company, any of the Designated Borrowers, or any of the other parties providing collateral for any indebtedness covered by this Purchase Money Guaranty in connection with or based upon the Purchase Money Notes made by Company or any Designated Borrower, the Purchase Money Loan Agreement, or any of the other Purchase Money Loan Documents or other Purchase Money Indebtedness, or any provision thereof, and recovery may be had against any such Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against Company, any Designated Borrower and/or any of the other parties providing collateral for any Purchase Money Indebtedness covered by this Purchase Money Guaranty, or any other Purchase Money Indebtedness.

     As a separate, additional and continuing obligation, each of the Guarantors unconditionally and irrevocably undertakes and agrees with Agent that, should the amounts referred to in Section 2 of this Purchase Money Guaranty not be recoverable from such Guarantor in its capacity as a guarantor under this Purchase Money Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of the Purchase Money Notes, the Purchase Money Loan Agreement, or any of the other Purchase Money Loan Documents being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Agent and the Banks or any of them at any time, such Guarantor as sole, original and independent obligor, upon demand by Agent, will make payment to Agent of all such amounts by way of a full indemnity.





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     4. Representations and Warranties. Each of the Guarantors (a) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Sections 7.1, 7.3, 7.4, 7.5, 7.7, 7.8, 7.10, 7.12,
7.14, 7.15 through 7.19, inclusive, of the Revolving Credit Agreement (as defined in the Purchase Money Loan Agreement) which Sections are incorporated by reference in the Purchase Money Loan Agreement pursuant to Section 5.1 thereof, and (b) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Purchase Money Loan Agreement.

     5.   Miscellaneous.

          5.1 Governing Law. This Purchase Money Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan (without regard to its conflict of laws provisions), each of the Guarantors hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

          5.2 Severability. If any term or provision of this Purchase Money Guaranty, or the application thereof to any circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Purchase Money Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term, provision and obligation of this Purchase Money Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          5.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in writing and delivered by messenger, reputable air courier or deposited in the United States mails, registered or certified first class mail, or sent by telecopy, receipt confirmed, addressed as provided in the Purchase Money Loan Agreement, or at such other addresses as directed by any of such parties to the others, as applicable, in compliance with this paragraph.


          5.4 Right of Offset. Each of the Guarantors acknowledges the rights of the Agent and of each of the Banks, upon the occurrence and during the continuance of an Event of Default, to offset against the Purchase Money Indebtedness of such Guarantor to the Banks under this Purchase Money Guaranty, any amount owing by the Agent or the Banks, or either or any of them to such Guarantor, whether represented by any deposit of such Guarantor with the Agent or any of the Banks or otherwise.

          5.5 Release. Upon the satisfaction of the obligations of the Guarantors hereunder, and when the Guarantors are not subject to any obligation under the Purchase Money Loan Agreement or any of the other Purchase Money Loan Documents, the Agent shall deliver to the Guarantors, upon written request therefor, a written release of this Purchase Money Guaranty;


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provided however that the effectiveness of this Purchase Money Guaranty shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including without limitation laws pertaining to bankruptcy or insolvency, and this Purchase Money Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit had not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof.

          5.6 Amendments; Joinder. The terms of this Purchase Money Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Purchase Money Loan Agreement. In accordance with Section 5.4 of the Purchase Money Loan Agreement, all Significant Domestic Subsidiaries of the Company created or otherwise acquired after the Effective Date shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to Agent and the Banks that certain joinder agreement in the form attached to this Purchase Money Guaranty as Exhibit A.

          5.7 Consent to Jurisdiction. Each of the Guarantors and each of the Agent and the Banks (by accepting the benefits hereof) hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan in any action or proceeding arising out of or relating to this Purchase Money Guaranty and each of the Guarantors and the Agent and the Banks hereby irrevocably agree that claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to such Guarantor at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by the Guarantor in a notice to the other parties that complies as to delivery with the terms of Section 5.3 hereof. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against any of the Guarantors or any of its or their property in the courts of any other jurisdiction. Each of the Guarantors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

          5.8 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Purchase Money Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. Agent, on behalf of Banks, may fail or


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elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, Agent and the Bank may, without notice to any of the Guarantors, extend or renew any part or all of any indebtedness of any of the Guarantors, and may permit any of the Guarantors to incur additional indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. Such action shall not affect any right of contribution among the Guarantors.

          5.9 WAIVER OF JURY TRIAL. THE BANKS (BY ACCEPTING THE BENEFITS HEREOF), THE AGENT (BY ACCEPTING THE BENEFITS HEREOF) AND EACH OF THE GUARANTORS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS PURCHASE MONEY GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR ANY OF THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

          5.10 Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of each of the Guarantors, Agent and the Banks that the amount of each Guarantor's obligations hereunder (other than the Company's obligations as a Guarantor hereunder, which shall not be subject to this Section 5.10) shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that a Guarantor's obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of such Guarantor's obligations hereunder shall be limited to the largest amount which, after effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 5.10, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Banks upon demand by such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither Company nor any Guarantor nor any other Person shall have any right or claim under this Section 5.10 that would not otherwise be available under Applicable Insolvency Laws.




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                     [signature follows on succeeding page]


































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     IN WITNESS WHEREOF, the undersigned each of the Guarantors has executed this Purchase Money Guaranty as of the date first above written.


                              WALBRO CORPORATION



                              By: /s/ Michael A. Shope
                                 --------------------------------
                              Its: Chief Financial Officer
                                   and Treasurer
                                  -------------------------------



                              WALBRO AUTOMOTIVE CORPORATION,
                              a Delaware corporation


                              By: /s/ Michael A. Shope
                                 --------------------------------
                              Its: Treasurer
                                  -------------------------------


                              SHARON MANUFACTURING COMPANY,
                              a Michigan corporation



                              By: /s/ Michael A. Shope
                                 --------------------------------
                              Its: Treasurer
                                  -------------------------------




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                              WALBRO ENGINE MANAGEMENT
                              CORPORATION, a Delaware corporation



                              By: /s/ Michael A. Shope
                                 --------------------------------
                              Its: Treasurer
                                  -------------------------------


                              WHITEHEAD ENGINEERED PRODUCTS,
                              INC., a Delaware corporation



                              By: /s/ Michael A. Shope
                                 --------------------------------
                              Its: Treasurer
                                  -------------------------------

                                    EXHIBIT A
                           to Purchase Money Guaranty
                                JOINDER AGREEMENT


     THIS JOINDER AGREEMENT is dated as of ______________, ______ by _____________________, a ______________________ corporation ("New Guarantor").

     WHEREAS, pursuant to Section 5.4 of that certain Walbro Corporation Purchase Money Loan Agreement dated as of August _____, 1997 (as amended or otherwise modified from time to time, the "Purchase Money Loan Agreement") by and among Walbro Corporation ("Company"), the Banks signatory thereto and Comerica Bank, as Agent for the Banks (in such capacity, "Agent"), and pursuant to Section 5.6 of that certain Purchase Money Guaranty dated as of July ___, 1997 (as amended or otherwise modified from time to time the "Purchase Money Guaranty") executed and delivered by the Guarantors named therein ("Guarantors") in favor of Agent, for and on behalf of the Banks, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Purchase Money Loan Agreement and the Purchase Money Guaranty.

     NOW THEREFORE, as a further inducement to Banks to continue to provide credit accommodations to Company and each of the Designated Borrowers (as defined in the Purchase Money Loan Agreement), New Guarantor hereby covenants and agrees as follows:

     1. All capitalized terms used herein shall have the meanings assigned to them in the Purchase Money Loan Agreement unless expressly defined to the contrary.

     2. New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 5.4 of the Purchase Money Loan Agreement and
          Section 5.6 of the Purchase Money Guaranty and does so in consideration of the Advances made or to be made from time to time under the Purchase Money Loan Agreement (and the other Purchase Money Loan Documents, as defined in the Purchase Money Loan Agreement), from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Purchase Money Guaranty).

     3. New Guarantor shall be considered, and deemed to be, for all purposes of the Purchase Money Loan Agreement, the Purchase Money Guaranty and the other Purchase Money Loan Documents, a Guarantor under the Purchase Money Guaranty as fully as though New Guarantor had executed and delivered the Purchase Money Guaranty at the time originally executed and delivered under the Purchase Money Loan Agreement and hereby ratifies and confirms its obligations under the Purchase Money Guaranty, all in accordance with the terms thereof.

     4. No Default or Event of Default (each such term being defined in the Purchase Money Loan Agreement) has occurred and is continuing under the Purchase Money Loan Agreement.



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     5.   This Joinder Agreement shall be governed by the laws of the State of
          Michigan and shall be binding upon New Guarantor and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned New Guarantor has executed and delivered this Joinder Agreement as of __________________, ________.


                              [NEW GUARANTOR]



                              By:_________________________________

                              Its:_________________________________




















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